FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-165147

Dated March 29, 2012	JPMCC 2012-C6

Free Writing Prospectus Preliminary Collateral Information
JPMCC 2012-C6
J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2012-C6

JPMorgan Chase Bank, National Association and Ladder Capital Finance LLC Sponsors and Mortgage Loan Sellers J.P. Morgan Lead Manager and Sole Bookrunner Ladder Capital Securities Co-Manager

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated March 29, 2012	JPMCC 2012-C6

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”) and Ladder Capital Securities LLC (together the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets. The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association (“JPMCB”) and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$127,000,000	Title:	Fee
Cut-off Date Principal Balance:	$127,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	TBD	Net Rentable Area:	1,265,289
Loan Purpose:	Refinance	Location:	Cleveland, OH
Borrower:
Sponsor(2):
Interest Rate:
Note Date:
Maturity Date:
Interest-only Period:
Original Term:
Original Amortization:
Amortization Type:
Call Protection:
Lock Box:
Additional Debt:
Additional Debt Balance:
Additional Debt Type:
	Cleveland Financial Associates, LLC Harbor Group International, LLC 4.82000% 3/14/2012 4/1/2022 24 months 120 months 360 months IO-Balloon L(24),Def(92),O(4) Hard No N/A N/A	Year Built/Renovated:	1985 / N/A
		Occupancy(1):	81.9%
		Occupancy Date:	2/14/2012
		Number of Tenants:	51
		2009 NOI:	$10,287,753
		2010 NOI:	$11,709,471
		2011 NOI:	$12,503,387
		UW Economic Occupancy:	83.7%
		UW Revenues:	$24,515,412
		UW Expenses:	$9,559,426
		UW NOI:	$14,955,986
		UW NCF:	$12,663,009
		Appraised Value:	$178,500,000
		Appraisal Date:	2/15/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$100
Taxes:	$976,790	$255,356	N/A	Maturity Date Loan/SF:	$86
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.1%
Replacement Reserves:	$21,100	$21,100	N/A	Maturity Date LTV:	61.3%
TI/LC:	$165,000	$165,000	$1,500,000	UW NCF DSCR:	1.58x
Other(3):	$12,666,747	$0	N/A	UW NOI Debt Yield:	11.8%

(1) Occupancy is inclusive of lease to Corning Advisors and a Benesch expansion space.
(2) The nonrecourse carve-out guarantors for the loan are HGGP Capital, LLC; HGGP Capital II, LLC; HGGP Capital III, LLC; HGGP Capital IV, LLC; HGGP Capital V, LLC; HGGP Capital VI, LLC;  HGGP Capital VII, LLC, HGGP Capital VIII, LLC and HGGP Capital-BD, LLC.
(3) Initial Other Escrows and Reserves represents (i) $7,180,323 for the free rent reserve, (ii) $5,383,924 for the outstanding TI/LC reserve and (iii) $102,500 for deferred maintenance.

The Loan. The $127,000,000 first mortgage loan is secured by a first mortgage lien on a Class A office tower located in downtown Cleveland, Ohio. The approximately 1.3 million square foot property was developed in 1985. The sponsor acquired the property in June 2005 for a purchase price of approximately $141.3 million. The proceeds of the loan were used to refinance the previously existing debt of approximately $109.8 million, fund upfront reserves and holdbacks of $13.8 million, pay closing costs of $1.7 million and return equity to the sponsor of $1.7 million. The sponsor for the loan is the Harbor Group International, LLC (the “Harbor Group”). The previously existing debt on the property was securitized in WBCMT 2005-C20. The sponsor reports a total cost basis in the asset of approximately $177.4 million. Controlling more than $3.5 billion in real estate investment properties, the Harbor Group currently owns approximately 9.5 million square feet of commercial property and 20,000 multifamily units.

The Property. 200 Public Square is a 1,265,289 square foot Class A office tower located on Public Square within downtown Cleveland, Ohio. The property was developed in 1985 as the headquarters of Standard Oil of Ohio, which subsequently was acquired by British Petroleum America (“BP America”) and the property was re-named in 1987 as the BP Tower. BP America vacated the property in 2000 when it left the Cleveland market. Amenities include an eight-story atrium with landscaped interior gardens, various conference facilities, a fitness center, retail and dining options and an attached 757-car parking garage, which was constructed in 1988. The property, the third tallest building in Cleveland, is located in the middle of Cleveland’s Central Business District, near the RTA Rapid Transit Terminal that provides access to Hopkins International Airport and the Cleveland suburbs. As of February 14, 2012, 200 Public Square was 81.9% occupied by 51 tenants. Over the past 12 months, approximately 156,303 square feet of space has been leased with several tenants currently in free rent periods and tenants owed tenant improvements and leasing commissions by the borrower. The loan is structured with upfront reserves of $7,180,323 for free rent and $5,383,924 for outstanding tenant improvements and leasing commissions.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

The three largest tenants at the property are Cliffs Natural Resources (“Cliffs”), Benesch, Friedlander, Coplan & Aronoff LLP (“Benesch”) and Huntington National Bank. Cliffs and Benesch both roll within the loan term with lease expiration dates of December 2021 and July 2019, respectively. Furthermore, Cliffs has a termination option on any day after November 1, 2017. The loan is structured with ongoing collections for TI/LCs of $165,000 per month (the “Monthly TI/LC Reserve Collection”), subject to an initial cap of $1.5 million (the “Initial TI/LC Reserve Cap”). If Cliffs exercises its termination option, Borrower shall escrow $460,000 per month with lender for 12 consecutive months.  Provided Cliffs has not exercised its termination option, if Cliffs does not deliver notice of its intent to renew on or before March 31, 2021, then commencing April 1, 2021 through and including December 1, 2021, borrower shall escrow $611,000 per month with lender (subject to reduction in an amount equal to any deposits being made by reason of a Cliffs contraction, which is described below.) Furthermore, if either of the foregoing termination or non-renewal events occur, the Initial TI/LC Reserve Cap increases by $5,500,000.  Finally, if Cliffs exercises its contraction option, (i) Borrower shall escrow 1/12th of the product of (x) the square footage of Cliffs’ contraction space, and (y) $30.00, with Lender for 12 consecutive months, and (ii) the Initial TI/LC Reserve Cap shall increase by an amount equal to the aggregate amount of such deposits.  If Benesch does not deliver notice of its intent to renew on or before January 31, 2018 then commencing February 1, 2018 through and including July 1, 2019, the Monthly TI/LC Reserve Collection increases by $220,000 and the cap increases by $3,900,000.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Cliffs Natural Resources	Baa3 / BBB- / NA	185,920	14.7%	$22.57	12/31/2021(3)
Benesch Friedlander, Coplan & Aronoff LLP	NA / NA / NA	124,087	9.8%	$22.75	7/31/2019
Huntington National Bank	Baa1 / BBB / BBB+	96,721	7.6%	$19.50	10/31/2031
GSA-Department of Health(4)	Aaa / AA+ / AAA	74,345	5.9%	$23.90	4/30/2016(5)
Hahn Loeser & Parks	NA / NA / NA	70,977	5.6%	$22.11	5/31/2023
Taft, Stettinius, & Hollister	NA / NA / NA	55,782	4.4%	$21.85	10/31/2016
PricewaterhouseCoopers	NA / NA / NA	50,749	4.0%	$22.00	10/31/2016(6)
Marsh USA	Baa2 / BBB- / BBB	43,200	3.4%	$23.75	9/30/2015(7)
Dix & Eaton	NA / NA / NA	41,216	3.3%	$20.80	6/30/2014
McKinsey & Company	NA / NA / NA	39,100	3.1%	$24.57	12/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Represents contractual lease maturity date. Cliffs Natural Resources may terminate its lease any day after November 1, 2017 with twelve months notice and the payment of a required termination fee (which starts at $3.5 million and reduces over time leading up to Cliffs’s final lease expiration date), which must be deposited over the twelve month notice period.
(4) Does business as the Department of Health and Human Services – Office of Medicare Hearings and Appeals.
(5) The General Services Administration has the right to terminate its lease on or after January 2013 with 120 days notice.
(6) PricewaterhouseCoopers has the option to terminate its lease on January 31, 2014 with twelve months notice and payment of unamortized landlord costs plus eight months rent.
(7) Marsh has the right to terminate its lease on July 31, 2013 with twelve months notice and a payment of $739,584.

Historical and Current Occupancy
2009	2010	2011	Current(1)
85.6%	84.1%	84.0%	81.9%
(1)	Current Occupancy is as of February 14, 2012.

The Market.  The overall Cleveland market is comprised of approximately 140.5 million square feet of office space and is currently 12.3% vacant.  In the fourth quarter of 2011, the Cleveland market positively absorbed approximately 361,700 square feet of office space. The Cleveland Class-A market contains approximately 22.9 million square feet and is 11.8% vacant with average rental rates of $21.32 PSF. 200 Public Square is located in the Class-A Downtown/CBD submarket, which is made up of 16 buildings containing approximately 9.7 million square feet.  The submarket is approximately 12.9% vacant with rental rates averaging $20.68 per square foot. The overall Downtown submarket is approximately 16.8% vacant with average rental rates of $17.23 per square foot. The appraiser identified four properties that are most comparable to 200 Public Square: Key Centre, a 95.2% occupied, approximately 1.3 million square foot property that was built in 1991; North Point Tower, an 88.2% occupied, approximately 591,000 square foot property that was built in 1990; One Cleveland Center, a 77.3% occupied, approximately 542,000 square foot property that was built in 1982 and Fifth Third Center, an 86.0% occupied, approximately 508,000 square foot property that was built in 1991.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 2 - Arbor Place Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$122,000,000	Title:	Fee
Cut-off Date Principal Balance:	$122,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	TBD	Net Rentable Area:	546,209
Loan Purpose:	Refinance	Location:	Douglasville, GA
Borrower:	TBD	Year Built/Renovated:	1999 / N/A
Sponsor:	CBL & Associates Properties, Inc.	Occupancy(1):	97.3%
Interest Rate:	TBD	Occupancy Date:	3/1/2012
Note Date:	TBD	Number of Tenants:	124
Maturity Date:	TBD	2009 NOI:	$13,720,397
Interest-only Period:	None	2010 NOI:	$13,332,359
Original Term:	120 months	2011 NOI:	$13,028,010
Original Amortization:	360 months	UW Economic Occupancy:	95.8%
Amortization Type:	Balloon	UW Revenues:	$18,401,363
Call Protection:	TBD	UW Expenses:	$5,783,755
Lock Box:	CMA	UW NOI:	$12,617,609
Additional Debt:	No	UW NCF:	$11,977,368
Additional Debt Balance:	N/A	Appraised Value:	$172,000,000
Additional Debt Type:	N/A	Appraisal Date:	3/19/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$223
Taxes:	TBD	TBD	N/A	Maturity Date Loan/SF:	$184
Insurance:	TBD	TBD	N/A	Cut-off Date LTV:	70.9%
Replacement Reserves:	TBD	TBD	N/A	Maturity Date LTV:	58.4%
TI/LC:	TBD	TBD	N/A	UW NCF DSCR(2):	1.52x
Other:	TBD	TBD	N/A	UW NOI Debt Yield:	10.43%

(1) Occupancy includes five tenants that have executed leases but are not currently in occupancy. Tenants are Forever 21, H&M, Ashley Stewart, Crazy 8 and P.S. by Aeropostale.
(2) UW NCF DSCR is calculated using an assumed interest rate.

The Property.  Arbor Place Mall is a 1,163,209 square foot super regional mall, of which 546,209 square feet serves as collateral for the loan, and is located in Douglasville, Georgia approximately 20 miles west of downtown Atlanta. The property was developed by the sponsor in 1999. Anchors at the property include Dillard’s (199,852 square feet), Belk (144,236 square feet), Macy’s (140,000 square feet), Sears (132,912 square feet) and JCPenney (80,000 square feet). Collateral for the loan excludes the square footage of all anchors other than JCPenney, as each respective tenant owns its own space. The property is located just off of I-20, providing access to downtown Atlanta to the east and the Alabama state line to the west. The property serves as the only super regional mall within a 15 mile radius. The space serving as collateral for the loan is approximately 97.3% leased by tenants including an 18-screen Regal Cinema, Bed Bath & Beyond, Forever 21, H&M, Old Navy, Gap/Gap Kids and Abercrombie & Fitch. In 2011, average in-line sales for tenants less than 10,000 square feet were approximately $330 per square foot, with occupancy costs of 13.4%. In-line sales per square foot increased 2.7% from year end 2010 to year end 2011.

Historical and Current Occupancy
2009(1)	2010(1)	2011(1)	Current(2)
97.3%	99.8%	99.1%	97.3%
(1)	Historical occupancy includes non-collateral anchors.
(2)	Current Occupancy is as of March 1, 2012 and includes five tenants that have executed leases but are not currently in occupancy. Tenants are Forever 21, H&M, Ashley Stewart, Crazy 8 and P.S. by Aeropostale.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 2 - Arbor Place Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF	Occupancy Costs	Lease Expiration Date
JCPenney	NA / BB / BB+	80,000	14.6%	$4.00	$119	3.9%	10/31/2018
Regal Cinemas(3)	NA / NA / NA	72,903	13.3%	$16.50	$335,618	23.1%	10/31/2019
Bed Bath & Beyond	NA / BBB+ / NA	37,686	6.9%	$11.28	NAV	NAV	1/31/2020
Forever 21(4)	NA / NA / NA	25,841	4.7%	$16.45	NAV	NAV	10/31/2022
H&M(5)	NA / NA / NA	21,000	3.8%	$5.71	NAV	NAV	10/31/2022
Old Navy	Baa3 / BB+ / BBB-	15,734	2.9%	$10.50	$228	6.0%	4/30/2016
Gap/GapKids	Baa3 / BB+ / BBB-	10,504	1.9%	$15.00	$126	12.1%	1/31/2013
Abercrombie & Fitch(6)	NA / NA / NA	8,982	1.6%	$8.76	$146	6.0%	1/31/2013
The Shoe Dept.	NA / NA / NA	8,442	1.5%	$18.37	$235	14.6%	10/31/2013
Charming Charlie	NA / NA / NA	7,973	1.5%	$20.69	$169	12.1%	4/30/2020
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF reflects Sales Per Screen for Regal Cinemas. Sales Per Screen is based on a total of 18 screens.
(4) Forever 21 recently executed its lease and is not yet in occupancy.
(5) H&M recently executed its lease and is not yet in occupancy. H&M is going to pay percentage rent of 7.0% of gross sales in lieu of base rent with a minimum of base rent of $5.71 per square foot.
(6) Abercrombie & Fitch pays percentage rent of 6.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2011.

The Market. Arbor Place Mall is located in the Atlanta metro area. The primary trade area, representing a radius of approximately 10 miles and extending 20 miles to the west only, consist of approximately 381,241 people with an average household income of $67,415. The secondary trade area which extends the radius up to 50 miles to the west of the property consists of a population of approximately 488,253 with an average household income of $64,335. Major employers in the area include the American Red Cross, Southwire and Turano Banking Company. Within 20 minutes of the property there six institutions of higher learning with more than 30,000 students including, University of West Georgia, West Georgia Technical College, Morehouse College, Morehouse School of Medicine, Clark Atlanta University and Atlanta Technical College.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is expected to be CBL & Associates Properties, Inc. (“CBL”). CBL holds interests in or manages 160 properties, including 87 regional and open air malls, across 28 states with a focus on locations in the southeastern and Midwestern United States. As of December 31, 2011, CBL listed total assets of approximately $6.7 billion with total shareholders equity of $1.3 billion. As of March 20, 2012, CBL (NYSE: CBL) had a market capitalization of approximately $2.78 billion and traded at a price of $18.73 per share.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$73,000,000	Title:	Fee
Cut-off Date Principal Balance:	$73,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	TBD	Net Rentable Area:	403,441
Loan Purpose:	Refinance	Location:	North Charleston, SC
Borrower:	TBD	Year Built/Renovated:	1972 / 2004
Sponsor:	CBL & Associates Properties, Inc.	Occupancy:	96.0%
Interest Rate:	TBD	Occupancy Date:	3/1/2012
Note Date:	TBD	Number of Tenants:	104
Maturity Date:	TBD	2009 NOI:	$9,644,682
Interest-only Period:	None	2010 NOI:	$8,602,349
Original Term:	120 months	2011 NOI:	$8,939,667
Original Amortization:	360 months	UW Economic Occupancy:	92.1%
Amortization Type:	Balloon	UW Revenues:	$13,280,666
Call Protection:	TBD	UW Expenses:	$5,261,071
Lock Box:	CMA	UW NOI:	$8,019,595
Additional Debt:	No	UW NCF:	$7,140,668
Additional Debt Balance:	N/A	Appraised Value:	$105,000,000
Additional Debt Type:	N/A	Appraisal Date:	3/19/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$172
Taxes:	TBD	TBD	N/A	Maturity Date Loan/SF:	$142
Insurance:	TBD	TBD	N/A	Cut-off Date LTV:	69.5%
Replacement Reserves:	TBD	TBD	N/A	Maturity Date LTV:	57.3%
TI/LC:	TBD	TBD	N/A	UW NCF DSCR(1):	1.51x
Other:	TBD	TBD	N/A	UW NOI Debt Yield:	11.0%

(1) UW NCF DSCR is calculated using an assumed interest rate.

The Property.  Northwoods Mall is a 771,493 square foot regional mall, of which 403,441 square feet serves as collateral for this loan, and is located in North Charleston, South Carolina. The property was constructed in 1972, acquired by the sponsor in 2001 and renovated in 2004. Anchors at the mall are JCPenney, which serves as collateral for the loan, along with Sears, Dillard’s and Belk, which are owned by the tenant. Additionally, there is an outparcel that contains a 13-screen Southeast Cinema with stadium seating. The space serving as collateral for the loan is approximately 96.0% leased by 104 tenants, including pending leases and renewals, and 92.8% physically occupied. Tenants currently in occupancy include JCPenney, Books-A-Million, Planet Fitness, Finish Line, Express and Charlotte Russe. Additionally, there are three ground leased outparcels which are leased to Olive Garden, O Charley’s and BB&T. The square footage of the ground leased outparcels are not included in the reported square footage statistics. Sales per square foot for in-line tenants less than 10,000 square feet were $287 and $309 with occupancy costs of 12.4% and 12.0% in 2010 and 2011, respectively. In-line occupancy at the property has remained above 92.6% over the past five years.

Historical and Current Occupancy
2009(1)	2010(1)	2011(1)	Current(2)
94.7%	92.6%	97.5%	96.0%
(1)	Historical occupancy excludes spaces over 20,000 SF, in-line spaces used as storage, tenants subject to a license agreement that is less than 90 days and spaces outside the ring road.
(2)	Current Occupancy is as of March 1, 2012.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
JCPenney	NA / BB / BB+	114,425	28.4%	$7.27	$227	NAV	2/28/2014
Books-A-Million	NA / NA / NA	20,642	5.1%	$12.11	$86	14.1%	1/31/2014
Planet Fitness	NA / NA / NA	16,037	4.0%	$13.40	NAV	NAV	3/31/2021
Finish Line	NA / NA / NA	10,035	2.5%	$19.69	$195	12.1%	1/31/2013
Olive Garden(4)	NA / NA / NA	8,876	N/A	$8.57	NAV	NAV	6/30/2019
Express	NA / BB / NA	7,517	1.9%	$20.00	$234	14.5%	1/31/2016
Charlotte Russe(5)	NA / NA / NA	7,000	1.7%	$25.23	$210	12.1%	1/31/2014
O Charley’s(4)	NA / NA / NA	6,799	N/A	$12.69	NAV	NAV	4/30/2019
Hollister	NA / NA / NA	6,529	1.6%	$19.80	$251	7.9%	1/31/2016
American Eagle Outfitters	NA / NA / NA	6,358	1.6%	$24.00	$372	11.3%	1/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.
(4) Olive Garden and O Charley’s are ground leased outparcels. The Net Rentable Area reflects the size of each tenant’s improvements. The Net Rentable Area of these tenants is not included in the total square footage of the mall.
(5) Charlotte Russe pays percentage rent of 12.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2011.

The Market. Northwoods Mall is located in the North Charleston submarket within the larger Charleston metro area. Within a five- and ten-mile radius of the property the population is approximately 127,110 and 335,810, respectively, and the average household income is approximately $53,128 and $56,989, respectively. The property is located within a major retail corridor with traffic counts of approximately 118,000 per day. Per the sponsor, North Charleston is South Carolina’s largest and highest volume retail market with sales over $6.4 billion. According to the appraiser the North Charleston retail submarket contains a total of 10.5 million square feet and had a vacancy rate of 5.2% as of the fourth quarter of 2011.The property is the only enclosed mall serving the North Charleston, Goose Creek and Summerville market. The appraiser identified three retail properties, Mount Pleasant Towne Center (a lifestyle center), Citadel Mall (an enclosed regional mall) and Tanger Outlet Center that serve as the competitive set for the property. Citadel Mall, located approximately 10 miles from the property, is owned by affiliates of CBL. The appraiser has estimated in-line market rents to be approximately $27.00 per square foot.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is expected to be CBL & Associates Properties, Inc. (“CBL”). CBL holds interests in or manages 160 properties, including 87 regional and open air malls, across 28 states with a focus on locations in the southeastern and Midwestern United States. As of December 31, 2011, CBL listed total assets of approximately $6.7 billion with total shareholders equity of $1.3 billion. As of March 20, 2012, CBL (NYSE: CBL) had a market capitalization of approximately $2.78 billion and traded at a price of $18.73 per share.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 4 – Innisfree Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$57,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$57,000,000	Property Type - Subtype:	Hotel – Limited Service
% of Pool by IPB:	TBD	Rooms:	437
Loan Purpose:	Refinance	Location:	Various
Borrower:	CRR Hospitality, L.L.C.; Seaside Hospitality, L.L.C.; H&S Development, LLC	Year Built/Renovated:	Various/Various
Sponsor:	Innisfree Hotels	Occupancy:	71.8%
Interest Rate:	6.04100%	Occupancy Date:	12/31/2011
Note Date:	3/26/2012	Number of Tenants:	N/A
Maturity Date:	4/6/2022	2009 NOI:	$6,025,817
Interest-only Period:	None	2010 NOI:	$5,116,740
Original Term:	120 months	2011 NOI:	$6,533,089
Original Amortization:	360 months	UW Economic Occupancy:	71.8%
Amortization Type:	Balloon	UW Revenues:	$16,820,406
Call Protection:	L(36),Grtr1%orYM(80),O(4)	UW Expenses:	$10,243,590
Lock Box:	CMA	UW NOI:	$6,576,816
Additional Debt:	No	UW NCF:	$5,904,000
Additional Debt Balance:	N/A	Appraised Value:	$89,900,000
Additional Debt Type:	N/A	Appraisal Date:	3/1/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$130,435
Taxes:	$135,644	$24,329	N/A	Maturity Date Loan/Room:	$110,745
Insurance(1):	$185,685	$46,421	N/A	Cut-off Date LTV:	63.4%
FF&E Reserve(2):	$0	$53,136	N/A	Maturity Date LTV:	53.8%
PIP Reserve(3):	$0	Springing	N/A	UW NCF DSCR(3):	1.43x
Other(4):	$35,000	Springing	N/A	UW NOI Debt Yield:	11.5%

(1) If any of the insurance policies are subject to an approved premium finance agreement, Lender will release a portion of the insurance reserve allocable to the required payment under such agreement upon receipt of evidence that Borrower has paid such amount for the succeeding quarterly period.
(2) Monthly FF&E reserves are calculated at 4.0% of monthly gross revenues.
(3) A PIP Reserve will spring eighteen (18) months prior to the scheduled expiration date of the Hilton Garden Inn - Orange Beach and the Holiday Inn Express – Orange Beach properties.
(4) A Seasonality Reserve will be in place at closing in which deposits will be made during high season months and may be drawn upon to cover shortfalls during low season months. In addition, there will be a one month ground rent reserve funded at closing ($35,000), which amount is held as additional collateral for the loan. Borrower’s failure to provide evidence of monthly payments of ground rent will trigger monthly deposits into the ground rent reserve.

The Loan. The Innisfree Hotel Portfolio loan is a $57,000,000 ($130,435/Room) first mortgage secured by three limited-service beachfront hotels, including a 181-room Hampton Inn located in Pensacola Beach, FL, a 137-room Hilton Garden Inn located in Orange Beach, AL, and a 119-room Holiday Inn Express located in Orange Beach, AL.  The properties, all located along the Gulf Coast, benefit from direct access as well as direct water views from many of the properties’ rooms.  The properties have strong flags in Hampton Inn, Hilton Garden Inn, and Holiday Inn Express.

Loan proceeds were used to refinance the prior first mortgage loans on the Properties which totaled $49,096,718.  The remaining proceeds will be used to fund closing costs, fees, and reserves, and return $7,035,079 in equity to the Sponsor.  The Borrowers acquired the properties in June 2003 (with respect to the Hilton Garden Inn and Holiday Inn Express Properties in Orange Beach) and in December 2005 (with respect to the Hampton Inn in Pensacola Beach) for a total cost of $59.5 million.  The Borrowers have invested approximately $12.0 million in hard costs and FF&E and $1.1 million in soft costs since acquisition of the properties.  Including closing costs, reserves and fees of $868,203, the Borrower had a total cost basis of $73,438,503 ($168,051/Room) at closing of the Loan, with the Borrowers maintaining $16,438,502 in hard equity in the properties. The property sponsor is Innisfree Hotels. Innisfree Hotels, founded 27 years ago, focuses on the development, operation and management of gulf region hospitality properties, currently owning and managing eight hotels in the region totaling approximately 1,248 rooms and third party managing an additional four hotels totaling 442 rooms. Innisfree has strong relationships with both IHG and Hilton and was named Intercontinental Hotels 2011 Developer of the Year for its development of the Holiday Inn Resort on Pensacola Beach.

The Properties. The Innisfree Hotel Portfolio consists of three beachfront limited-service hotel properties totaling 437 rooms, located in Pensacola Beach, Florida and Orange Beach, Alabama. The hotel properties include the 181 room Hampton Inn – Pensacola Beach, 137 room Hilton Garden Inn – Orange Beach and the 119 room Holiday Inn Express – Orange Beach.  The properties are all beachfront hotels with direct access to the Gulf of Mexico shores, the primary amenity for both the properties and their respective markets.  The properties were all constructed in the mid 1990’s and have been renovated between 2005 and 2011. The properties are all interior corridor hotels and feature property amenities in addition to the direct beach access including outdoor pools, poolside food & beverage services, fitness centers, business centers, and meeting spaces. Guestrooms at all of the properties feature flat-screen televisions, microwaves, refrigerators, and other amenities typical for limited service hotels of similar quality.  All of the properties feature balconies along their gulf-coast (ocean view) rooms.

The borrower holds a leasehold interest in the Hampton Inn - Pensacola Beach property pursuant to a ground lease with the Santa Rosa Island Authority (“SRIA”) as landlord.  The entirety of Pensacola Beach is owned by Escambia County, Florida and is under the direction of the SRIA. The ground lease, dated November 17, 1968 runs through May 1, 2090 (approximately 68 years beyond the term of the loan). The ground lease requires that the borrower pay percentage rent based upon a percentage of gross receipts from room revenues and other revenue sources  (with a minimum annual payment of $50,000). Ground lease percentage rent payments are made monthly and are passed through directly to hotel guests.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 4 – Innisfree Hotel Portfolio

Property Summary
Property/Flag	Location	Allocated Loan Amount	Rooms	Occupancy	Year Built	Year Renovated	Franchise Expiration Date
Hampton Inn	Pensacola Beach, FL	$23,400,000	181	76.0%	1995	2011	Dec 2025
Hilton Garden Inn	Orange Beach, AL	17,200,000	137	66.2%	1997	2009	July 2017
Holiday Inn Express	Orange Beach, AL	16,400,000	119	71.8%	1996	2011	June 2018
Total/Weighted Average		$57,000,000	437	71.8%

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hampton Inn Pensacola Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	64.7%	$130.03	$84.12	68.7%	$140.85	$96.76	106.2%	108.3%	115.0%
2010	62.1%	$122.90	$76.30	67.2%	$129.69	$87.19	108.2%	105.5%	114.3%
2011	64.9%	$130.98	$84.99	76.0%	$135.34	$102.85	117.1%	103.3%	121.0%
(1)	Source: Based on the appraisal and actual performance.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Garden Inn Orange Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	51.2%	$127.12	$65.13	62.6%	$144.74	$90.65	122.3%	113.9%	139.2%
2010	54.6%	$114.72	$62.66	63.2%	$131.04	$82.88	115.8%	114.2%	132.3%
2011	60.5%	$134.36	$81.33	66.2%	$146.34	$96.78	109.4%	108.9%	119.0%
(1)	Source: Based on the appraisal and actual performance.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Holiday Inn Express Orange Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	52.6%	$130.53	$68.67	65.4%	$146.05	$95.58	124.3%	111.9%	139.2%
2010	54.9%	$117.84	$64.66	62.5%	$131.08	$81.94	113.8%	111.2%	126.7%
2011	61.5%	$138.23	$85.07	71.8%	$149.88	$107.64	116.7%	108.4%	126.5%
(1)	Source: Based on the appraisal and actual performance.

The Market. The properties are located in Pensacola Beach, Florida and Orange Beach, Alabama, along the gulf coast.  The areas are driving vacation destinations for families and groups from the Southeast United States up through the Midwest United States and Canada. The areas experience high season for leisure travelers during the summer months with group business travel dominating the fall shoulder seasons. The overall markets were minimally effected by the recent economic downturn, however the British Petroleum oil spill from 2010 caused significant declines in transient reservations during the peak summer months. The markets have since recovered, exhibiting over approximately 8.2% year-over-year RevPAR growth.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 5 – 8080 & 9400 North Central Expressway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$55,737,217	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	TBD	Net Rentable Area:	673,188
Loan Purpose:	Acquisition	Location:	Dallas, TX
Borrower:	Dallas NCX Properties LLC	Year Built/Renovated:	Various / Various
Sponsor:	Rosemont Realty, LLC	Occupancy:	80.4%
Interest Rate:	5.99900%	Occupancy Date:	1/23/2012
Note Date:	10/28/2011	Number of Tenants:	86
Maturity Date:	11/1/2016	2009 NOI:	$6,918,398
Interest-only Period:	None	2010 NOI:	$7,068,273
Original Term:	60 months	2011 NOI(1):	$4,650,480
Original Amortization:	360 months	UW Economic Occupancy:	82.0%
Amortization Type:	Balloon	UW Revenues:	$11,414,889
Call Protection:	L(29),Def(29),O(2)	UW Expenses:	$5,060,293
Lock Box:	Hard	UW NOI:	$6,354,596
Additional Debt:	No	UW NCF:	$5,467,728
Additional Debt Balance:	N/A	Appraised Value:	$81,350,000
Additional Debt Type:	N/A	Appraisal Date:	9/14/2011

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$83
Taxes:	$1,374,885	$129,092	N/A	Maturity Date Loan/SF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.5%
Replacement Reserves:	$13,242	$13,242	N/A	Maturity Date LTV:	64.4%
TI/LC:	$66,667	$66,667	$2,400,000	UW NCF DSCR:	1.36x
Other(2):	$5,899,078	$0	N/A	UW NOI Debt Yield:	11.4%

(1) Represents the period from April 1, 2011 to December 31, 2011 annualized. The borrower has incomplete 2011 statements due to the acquisition. The NOI does not reflect the full effect of lease up done by the sponsor.
(2) The Initial Other Escrows and Reserves represents (i) the outstanding tenant improvements and lease commissions reserve of $3,206,325, (ii) rent abatement reserve of $1,923,358 and (iii) upfront deferred maintenance reserve of $769,395.

The Loan. The loan has an outstanding principal balance of approximately $55.7 million and is secured by a first mortgage lien on two Class A office properties located in Dallas, Texas totaling approximately 673,188 square feet. The properties, located approximately one mile from each other, have a cumulative current occupancy of 80.4%. Proceeds from the loan to were used to fund upfront reserves of approximately $7.4 million and pay closing costs of $2.1 million, with the remaining proceeds of $46.6 million being used to encumber the properties with debt.  The borrower acquired the properties in April 2011 on an all cash basis for $80.0 million, resulting in approximately $33.4 million of borrower’s equity and a loan to cost ratio of 62.6%. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC (“Rosemont”). Rosemont is a fully integrated property acquisition and management company that currently has a portfolio spanning 28 states totaling approximately 16 million square feet of predominantly office space, including 35 properties in the state of Texas. As of June 30, 2011, the company had total assets of approximately $249.1 million. Rosemont owns the properties in a joint venture with Red Raven Holdings L.L.C., an entity held by King Street Capital, L.P. which is a wholly owned subsidiary of a multibillion dollar hedge fund.

The Properties. The 8080 & 9400 North Central Expressway loan collateral consists of two Class A office buildings in suburban Dallas, Texas. 8080 & 9400 North Central Expressway are seventeen and sixteen stories, respectively, with a total combined square footage of 673,188 feet and a current occupancy of 80.4%. 8080 North Central Expressway, constructed in 1984, is currently 98.3% occupied by 28 tenants. The largest tenant, Healthtexas Provider Network, occupies 32.3% of the net rentable area and has a lease expiration date of November 30, 2022. Healthtexas Provider Network recently signed an 11-year lease renewal that also expanded their space from 64,040 square feet to 92,167 square feet. 9400 North Central Expressway, constructed in 1981 and renovated in 1997 and 2006, is currently 67.2% occupied by 58 tenants. The largest tenant, The Promotion Network, occupies 10.5% of the net rentable area and has a lease expiration date of March 31, 2016 with an option to terminate its lease on January 31, 2014. 8080 & 9400 North Central Expressway were acquired at occupancies of 94.3% and 59.2%, respectively, which have subsequently been improved to 98.3% and 67.2%, respectively, due to certain lease renewals and expansions. This loan is structured so that neither property may be individually released from the mortgage.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 5 – 8080 & 9400 North Central Expressway

Property Summary
Property	Location	Net Rentable Area (SF)	Largest Tenants	Allocated Cut- off Date Balance	Appraised Value	Occupancy(1)

8080 North Central Expressway	Dallas, TX	285,335	Healthtexas Provider Network Compass Bank Northpark Management Company	$32,442,007	$47,350,000	98.3%

9400 North Central Expressway	Dallas, TX	387,853	The Promotion Network Benefit Partners, Inc. Borden Dairy Company	23,295,211	34,000,000	67.2%
Total/Weighted Average		673,188		$55,737,217	$81,350,000	80.4%
(1) Occupancy is as of January 23, 2012.

Historical and Current Occupancy
Property	2009	2010	2011	Current(1)
8080 North Central Expressway	95.8%	94.8%	94.3%	98.3%
9400 North Central Expressway	72.2%	68.6%	59.2%	67.2%
Total	82.3%	79.8%	74.1%	80.4%
(1) Current Occupancy is as of January 23, 2012.

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Healthtexas Provider Network	8080 North Central Expressway	NA / NA / NA	92,167	13.7%	$17.94	11/30/2022(3)
Compass Bank	8080 North Central Expressway	A3 / A- / A-	53,938	8.0%	$20.20	3/31/2013
The Promotion Network(4)	9400 North Central Expressway	NA / NA / NA	40,799	6.1%	$15.47	3/31/2016
Benefit Partners, Inc.	9400 North Central Expressway	NA / NA / NA	29,609	4.4%	$17.00	11/30/2014
Borden Dairy Company	9400 North Central Expressway	NA / NA / NA	25,980	3.9%	$17.25	4/30/2017
Northpark Management Company	8080 North Central Expressway	NA / NA / NA	17,166	2.6%	$23.50	4/30/2013
IPS Advisors	8080 North Central Expressway	NA / NA / NA	16,277	2.4%	$20.95	9/30/2012
Smith, Jackson, Boyer	9400 North Central Expressway	NA / NA / NA	13,817	2.1%	$17.32	9/30/2016
Bradford Realty	9400 North Central Expressway	NA / NA / NA	13,515	2.0%	$17.56	5/31/2015
Redeemed Christian Church	9400 North Central Expressway	NA / NA / NA	12,506	1.9%	$15.00	5/31/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Healthtexas Provider Network has a lease termination option on January 31, 2020.
(4) The Promotion Network has a lease termination option on January 31, 2014, and two options to reduce its leased space by 10,000 square feet per option on January 31, 2013 and November 30, 2014, respectively.

The Market. The properties are located on North Central Expressway, a major thoroughfare leading to downtown Dallas, approximately 5 miles to the south, and Plano, approximately 13 miles to the north. The 2011 population within one, three and five miles of the properties is 36,233, 169,098 and 444,748, respectively, and the median income is $41,251, $51,648 and $48,652, respectively. According the appraiser, both properties are located in the Central Expressway office submarket, which consists of approximately 13,439,254 square feet of space with an average vacancy rate of approximately 18.0% and asking rents of $21.47 among Class A buildings. The properties are located among several retail and housing developments, including Highland Park, University Park and Preston Hollow. The North Central Expressway went through reconstruction in 2001 and underwent structural improvements including a $261 million, High-Five Interchange at US-75 and I-635 in 2005. The resulting convenience and capital invested has led to the establishment of an important business corridor for the suburban Dallas office market.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 6 – Glades Plaza and Commons at Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$49,000,000	Title:	Fee
Cut-off Date Principal Balance:	$49,000,000	Property Type - Subtype:	Retail - Unanchored
% of Pool by IPB:	TBD	Net Rentable Area:	182,705
Loan Purpose:	Refinance	Location:	Boca Raton, FL
Borrower:	MS Woolbright Glades Plaza, L.L.C.	Year Built/Renovated:	1979 / 2007 - 2011
Sponsor:	Woolbright Development, Inc.	Occupancy(1):	97.2%
Interest Rate:	5.74300%	Occupancy Date:	3/12/2012
Note Date:	3/28/2012	Number of Tenants:	54
Maturity Date:	4/6/2022	2009 NOI:	$1,708,337
Interest-only Period:	None	2010 NOI:	$2,761,238
Original Term:	120 months	2011 NOI:	$3,752,075
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$6,919,876
Call Protection:	L(24), Def(93), O(3)	UW Expenses:	$1,723,554
Lock Box:	Hard	UW NOI:	$5,196,322
Additional Debt:	Yes	UW NCF:	$4,859,584
Additional Debt Balance:	$7,600,000	Appraised Value:	$72,000,000
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	1/31/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$268
Taxes:	$255,298	$51,060	N/A	Maturity Date Loan/SF:	$226
Insurance:	$58,125	$21,340	N/A	Cut-off Date LTV:	68.1%
Replacement Reserves:	$0	$4,568	$200,000	Maturity Date LTV:	57.3%
TI/LC:	$78,400	$23,543	$950,000	UW NCF DSCR(3):	1.42x
Other(2):	$2,984,306	$0	N/A	UW NOI Debt Yield:	10.6%

(1) Occupancy includes tenants in possession of space currently in buildout.
(2) A free rent reserve of $108,714 was taken at closing for outstanding free rent obligations associated with newly signed tenant leases. In addition, a $2,875,592 reserve was taken at closing in connection with the space being leased to Woolbright Development Inc. The reserve will be held until Woolbright is occupying and conducting business in substantially all of its space and has delivered an acceptable estoppel certificate.

The Loan. The loan has an outstanding principal balance of approximately $49.0 million and is secured by a first mortgage lien on a Class A/B retail center located along the dense commercial Glades Road corridor in Boca Raton, adjacent to the 1.8 million square foot, Simon-owned Town Center at Boca Raton Mall. The 182,705 SF Property is 97.2% leased as of March 12, 2012. Proceeds from the loan, and the $7.6 million mezzanine loan were used to refinance existing debt of $47.9 million, fund upfront reserves of approximately $3.3 million and pay closing costs and real estate taxes of $5.3 million. The property sponsor is Woolbright Development, Inc. (“Woolbright”). The loan’s nonrecourse carve-out guarantor is Duane J. Stiller, the founder of Woolbright. Woolbright owns and manages over 30 projects totaling more than five million square feet of retail and mixed-use properties in Florida. They acquire and develop neighborhood and community shopping centers throughout Florida's major metro market areas, including Orlando, West Palm Beach, Ft. Lauderdale, Miami, Tampa, and Jacksonville.

The Property.  Glades Plaza and Commons at Town Center is an approximately 182,705 square foot retail center located in Boca Raton, Florida, approximately 21 miles north of downtown Fort Lauderdale and 28 miles south of West Palm Beach. The property was originally developed in 1979, and underwent renovations in 2003 and again between 2007 and 2011. The most recent renovations included approximately $3.3 million in complete façade renovations and over $600,000 in landscaping improvements. The property is composed of a complementary tenant mix.  The Glades Plaza portion of the property fronting along Glades Road consists of middle tier to high-end restaurant tenants and a mix of luxury retailers and service providers. The Commons at Town Center portion of the property consists of a healthy mix of national and local restaurants, retail soft goods providers, and service providers. The property has a granular tenant mix, with no one tenant accounting for greater than 6.2% of the total square footage or 5.5% of underwritten rent. Of tenants that report sales, or provided verbal sales indications to property management, the property reported average sales of $534 per square feet.

Historical and Current Occupancy
2009	2010	2011	Current(1)
54.0%	65.0%	84.0%	97.2%
(1) Current Occupancy is as of March 12, 2012. Occupancy includes tenants in possession of space currently in buildout.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 6 – Glades Plaza and Commons at Town Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
WDI Office	NA / NA / NA	11,384	6.2%	$24.00	N/A	N/A	3/31/2017
KiddieAcademy	NA / NA / NA	9,822	5.4%	$25.00	N/A	N/A	10/31/2026
Barbara Katz Sportswear	NA / NA / NA	9,368	5.1%	$23.50	$415	8.1%	12/31/2015
Abe & Louie’s	NA / NA / NA	7,457	4.1%	$43.09	$879	6.0%	5/10/2020
Dolly Duz	NA / NA / NA	6,841	3.7%	$25.14	N/A	N/A	MTM
Brewzzie’s Microbrewery	NA / NA / NA	6,031	3.3%	$46.99	$688	7.9%	1/31/2021
Boca Play Station	NA / NA / NA	5,871	3.2%	$15.86	N/A	N/A	1/31/2015
A Suite Salon	NA / NA / NA	5,861	3.2%	$20.00	N/A	N/A	1/31/2021
Hooters	NA / NA / NA	5,500	3.0%	$26.00	$448	8.1%	10/31/2019
Too Jay’s Deli	NA / NA / NA	5,460	3.0%	$27.00	$559	6.6%	2/28/2014
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales as of 2011.

The Market. The property’s submarket, City of Boca Raton, is one of the more desirable affluent and respected areas of Palm Beach County, which is reflected in the good quality office and retail developments. The property is located in an ideal location along the dense Glades Road commercial corridor adjacent to the Town Center at Boca Raton mall, with ease of access to I-95 located one quarter of a mile to the east, providing simple connection the all major South Florida Metropolitan Areas. The immediate market is built out with retail and office uses along Glades Road between West University Drive to the east and St. Andrews Boulevard to the west. Additional secondary commercial developments are located along South Military Trail to the east. The remainder of the immediate market is fully developed with dense residential, including single family homes, master planned communities, and rental housing. The main campus of Florida Atlantic University (approximately 29,000 students) is located one quarter mile east of the property along Glades Road. Additionally, the campus of Lynn University is located one and a half miles north of the property along North Military Trail. The immediate area additionally has many hotels including the Renaissance Boca Raton Hotel, Courtyard Boca Raton, and the Wyndham Garden Hotel Boca Raton, all located less than a quarter mile from the property.

Because of the Property’s renovated condition and location along a primary corridor and within close proximity to the Town Center at Boca Raton super regional mall, the Property is expected to command rents at the median to upper-end of its comparable set. The Property’s comparable set consists of 8 properties with a weighted average occupancy of 94% and rental rates range between $18.00 and $42.00 per square foot with restaurant tenants averaging $51.64 per square foot.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 7 – The Summit Las Colinas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$35,100,000	Title:	Fee
Cut-off Date Principal Balance:	$34,970,698	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	TBD	Net Rentable Area:	373,874
Loan Purpose:	Acquisition	Location:	Irving, TX
Borrower:	Rosemont Summit Operating LLC	Year Built/Renovated:	1984 / 2004
Sponsor:	Rosemont Realty, LLC	Occupancy:	91.6%
Interest Rate:	5.99000%	Occupancy Date:	1/24/2012
Note Date:	11/22/2011	Number of Tenants:	30
Maturity Date:	12/1/2021	2009 NOI:	$3,370,120
Interest-only Period:	None	2010 NOI:	$3,514,990
Original Term:	120 months	2011 NOI(1):	$3,598,735
Original Amortization:	360 months	UW Economic Occupancy:	85.0%
Amortization Type:	Balloon	UW Revenues:	$8,243,912
Call Protection:	L(28),Def(90),O(2)	UW Expenses:	$3,991,260
Lock Box:	Hard	UW NOI:	$4,252,651
Additional Debt:	No	UW NCF:	$3,737,732
Additional Debt Balance:	N/A	Appraised Value:	$49,000,000
Additional Debt Type:	N/A	Appraisal Date:	10/20/2011

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$94
Taxes:	$0	$130,356	N/A	Maturity Date Loan/SF:	$80
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.4%
Replacement Reserves:	$4,692	$4,692	N/A	Maturity Date LTV:	60.7%
TI/LC:	$37,500	$37,500	$1,350,000	UW NCF DSCR:	1.48x
Other(2):	$2,372,092	$0	N/A	UW NOI Debt Yield:	12.2%

(1) 2011 represents the trailing twelve month period ending November 30, 2011.
(2) The Initial Other Escrows and Reserves represents (i) deferred maintenance reserve of $2,075,000, (ii) rent abatement reserve of $242,767 and (iii) outstanding tenant improvements and leasing commissions reserve of $54,325.

The Loan. The loan has an outstanding principal balance of approximately $35.0 million and is secured by a first mortgage lien on a 373,874 square foot Class A office building located in Irving, Texas. Proceeds of the loan, along with approximately $18.6 million of additional borrower equity, were used to finance the acquisition, fund reserves of approximately $2.4 million and pay closing costs of $2.7 million. The loan to cost ratio is 65.4% based on the purchase price of $48.6 million. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC (“Rosemont”). Rosemont is a fully integrated property acquisition and management company that currently has a portfolio spanning 28 states totaling approximately 16 million square feet of predominantly office space, including 35 properties in the state of Texas. As of June 30, 2011, the company had total assets of approximately $249.1 million.

The Property. The Summit Las Colinas is a 373,874 square foot Class A office building located in the Las Colinas/DFW Freeport submarket of Irving, Texas. The property, a 19-story Energy Star rated and LEED certified (2010) building, is situated on approximately 4.1 acres and also includes a detached one-story retail building that contains a nine-level parking garage on top. Many of the property’s amenities, including the fitness center, conference center and a café are located in the adjacent retail/parking building. JPMorgan Chase Bank, N.A. (“J.P. Morgan”) is the largest tenant at the property, occupying 17.7% of the net rentable area, and has a lease expiration of November 30, 2014. J.P. Morgan is currently subleasing 20,954 square feet of its total 65,993 square feet to Regus Executive Suites. The second largest tenant, Insperity Support Services, L.P. (NYSE: NSP), occupies 13.0% of the net rentable area and has a lease expiration of October 31, 2016. Insperity offers full service human resources, recruiting services, performance management, retirement services, insurance services and organizational planning to small and mid-size businesses.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 7 – The Summit Las Colinas

Historical and Current Occupancy
2009	2010	2011(1)	Current(2)
87.7%	89.6%	85.6%	91.6%
(1) Occupancy is as of November 30,2011
(2) Current Occupancy is as of January 24, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
JPMorgan Chase Bank, N.A.	Aa3 / A / AA-	65,993(3)	17.7%	$20.12	11/30/2014
Insperity Support Services, L.P.	NA / NA / NA	48,612	13.0%	$24.00	10/31/2016
Dow Jones & Company	NA / NA / BBB+	23,216	6.2%	$23.77	5/31/2014
Felcor Lodging Trust	B3 / B- / NA	22,968	6.1%	$22.59	11/30/2016
LaSalle Equity	NA / NA / NA	22,349	6.0%	$19.74	5/31/2019(4)
Highgate Holdings	NA / NA / NA	19,840	5.3%	$23.50	10/31/2017(5)
Ackerman McQueen, Inc.	NA / NA / NA	18,361	4.9%	$23.06	7/31/2013
Tricolor Auto Group, LLC	NA / NA / NA	12,901	3.5%	$21.92	7/31/2016
Adea, Inc.	NA / NA / NA	11,106	3.0%	$25.00	1/31/2014
Crown Imports, LLC	NA / NA / NA	8,328	2.2%	$22.29	12/31/2017(6)
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) JPMorgan Chase Bank, N.A. is currently subleasing 20,954 square feet of its space to Regus Executive Suites.
(4) LaSalle Equity has a lease termination option on March 31, 2016.
(5) Highgate Holdings has the right to terminate between 50% and 100% of the space demised under its lease on September 30, 2013.
(6) Crown Imports, LLC has multiple leases at the property and the lease expiration date listed above reflects the expiration date of the largest space that Crown Imports, LLC occupies. In total, Crown Imports, LLC has 5,938 square feet expiring on 12/31/2017 and 2,390 square feet expiring on 6/30/2015.

The Market. The property is located in the Urban Center of Las Colinas, a master planned mixed use development, in Irving, Texas along John W. Carpenter Freeway (State Highway 114). John W. Carpenter Freeway provides regional access to local attractions and interstates including downtown Dallas, approximately 12 miles to the southwest of the property, and Dallas Fort Worth International Airport approximately, 10 miles northwest of the property. The property will soon be afforded access by the Dallas Area Regional Transportation orange line. A new station, located within walking distance at the building adjacent to the property, is expected to open during the 2012 calendar year. According to the appraiser, the property is located in the Las Colinas/DFW Freeport submarket. As of June 2011, the Las Colinas/DFW Freeport submarket consisted of 37 buildings totaling approximately 10.5 million square feet of Class A office space with an average vacancy of 18.9% and asking rents of $22.72 per square foot. Additionally the appraiser provided six comparable properties that serve as the competitive set for the property. The competitive set properties ranged from 134,592 to 844,113 square feet and were constructed between 1979 and 1988. The competitive set average rent per square foot was $18.93 to $21.21 and had an average vacancy rate of 21.4%.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 8 – GTECH Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$34,500,000	Title:	Leasehold
Cut-off Date Principal Balance:	$34,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	TBD	Net Rentable Area:	199,558
Loan Purpose:	Acquisition	Location:	Providence, RI
Borrower:	TBD	Year Built/Renovated:	2006 / N/A
Sponsor:	Brandon Kelly and Scott Kelly	Occupancy:	92.3%
Interest Rate(1):	TBD	Occupancy Date:	2/13/2012
Note Date:	TBD	Number of Tenants:	9
Anticipated Repayment Date(1):	TBD	2009 NOI:	$3,325,789
Interest-only Period:	60 months	2010 NOI:	$3,492,433
Original Term(2):	120 months	2011 NOI:	$4,062,151
Original Amortization:	360 months	UW Economic Occupancy:	92.4%
Amortization Type:	IO-Balloon	UW Revenues:	$7,503,321
Call Protection:	TBD	UW Expenses:	$3,132,926
Lock Box:	Springing	UW NOI:	$4,370,395
Additional Debt:	No	UW NCF:	$4,094,686
Additional Debt Balance:	N/A	Appraised Value:	$54,000,000
Additional Debt Type:	N/A	Appraisal Date:	2/27/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$173
Taxes:	TBD	TBD	N/A	ARD Balance/SF:	$160
Insurance:	TBD	TBD	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	TBD	TBD	N/A	ARD LTV:	59.3%
TI/LC:	TBD	TBD	N/A	UW NCF DSCR(3):	1.77x
Other:	TBD	TBD	N/A	UW NOI Debt Yield:	12.7%

(1) The loan will be structured with an anticipated repayment date (“ARD”) of 120 months after the initial payment date. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of an assumed constant amount calculated using the current outstanding principal balance of the loan, the loan’s initial interest rate (the “Initial Interest Rate”), and a 30-year amortization schedule, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the loan (without adjustment for accrued interest) at the Initial Interest Rate and the remainder to the principal balance of the loan and additional interest will accrue based on a step up in the interest rate of 3.00% per annum plus the greater of (i) the Initial Interest Rate, and (ii) an interest rate as defined in the loan agreement, provided, however, that in no event shall the revised Interest Rate exceed the Initial Interest Rate plus 5.00%.
(2) Represents initial loan term to the ARD. The loan term to the final maturity date will be 360 months.
(3) UW NCF DSCR is calculated using an assumed interest rate.

The Property. The GTECH Center is a 199,558 square foot Class A office building located the intersection of Memorial Boulevard and Francis Street in downtown Providence, Rhode Island. Constructed in 2006 as the world headquarters of GTECH Corporation, the 10-story building includes a 249-space parking garage above the ground floor. The ground floor consists of a Ruth’s Chris Steak House and a Fidelity Brokerage Services branch. The typical floor plate is approximately 28,500 square feet and site area totals 1.643 acres. The GTECH Center is located in the northern portion of downtown Providence adjacent to the entrance to I95 and in close proximity to the Providence Place Mall and the Providence Amtrak station. GTECH Center is also located within walking distance from Johnson & Whales University, the Providence Performing Arts Center, the Rhode Island Convention Center, the Dunkin Donuts Center and the State Capitol. As of February 13, 2012, the property was 92.3% occupied by nine tenants. Approximately 72.8% of the net rentable area is occupied by investment grade tenants or their affiliates. The largest tenant is GTECH Corporation (“GTECH”), which moved into the property as its headquarters in 2007. GTECH is an operator and provider of a range of services, technology and products to government sponsored online, instant and traditional lotteries. The company, a subsidiary of Italy-based Lottomatica S.p.A., currently provides online equipment and services to 24 of the 44 state lottery authorities in the United States. GTECH may terminate its lease any time after June 30, 2023 if its contract with the Rhode Island State Lottery is not renewed.

Historical and Current Occupancy
2009	2010	2011	Current(1)
74.9%	76.5%	91.3%	92.3%
(1) Current Occupancy is as of February 13, 2012.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 8 – GTECH Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Type	Lease Expiration Date
GTECH Corporation	Baa3 / BBB- / NA	117,315	58.8%	$24.79	NNN	7/31/2027(3)
Columbia Management	A3 / A / A-	20,535	10.3%	$28.56	Modified Gross	3/31/2018
Ruth’s Chris Steak House	NA / NA / NA	10,178	5.1%	$19.80(4)	NNN	12/31/2014
Koffler Real Estate, LLC	NA / NA / NA	8,508	4.3%	$36.50	Modified Gross	2/28/2018
Fidelity Brokerage Services	A2 / A+ / NA	7,332	3.7%	$38.00	NNN	9/30/2016(5)
Brown Rudnick LLP	NA / NA / NA	6,357	3.2%	$29.87	Modified Gross	4/30/2018
East Hill Holding Co.	NA / NA / NA	5,941	3.0%	$41.00	Modified Gross	10/31/2015
Virtus Group	NA / NA / NA	4,111	2.1%	$30.60	Modified Gross	9/30/2020
Rockland Trust Co.	NA / NA / NA	3,623	1.8%	$32.00	Modified Gross	1/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) GTECH may terminate its lease any time after June 30, 2023 if its contract with the Rhode Island State Lottery is not renewed. In the event that GTECH terminates, its termination fee would be deposited into the lease termination reserve account.
(4) Ruth’s Chris Steak House is currently paying rent of $100,000 per annum plus percentage rent equal to 50.0% of Ruth’s Chris Steak House’s operating income. 2011 year-end operating income for Ruth’s Chris Steak House was approximately $203,135.
(5) Fidelity may terminate its lease any time after September 1, 2013 with six months notice and a fee equal to six months rent plus unamortized leasing costs. In the event that Fidelity terminates, its termination fee would be deposited into the lease termination reserve account.

Ground Lease.  The borrower will have a leasehold interest in the property. The ground lease commenced April 1, 2004 for a term of 149 years and expires on March 31, 2153. Ground rent due under the ground lease is currently $360,000 and ground rent increases 5% every five years through March 31, 2031 with the next escalation occurring in April 2016. From April 1, 2031 through the ground lease expiration date, ground rent is determined based on a formula that either corresponds to CPI or the fair market value of the fee interest.

The Market. According to the appraiser, the property is located within the Capital Center submarket, which is part of the downtown Providence office market. The downtown Providence office market consists of 6,248,777 square feet and, as of year end 2011, had a vacancy rate of 16.0%, down from 18.9% at the end of 2010. The overall Downtown Providence Class A office market vacancy rate is at 15.0% and the average Class A asking rent is $30.05 per square foot. The Capital Center submarket consists of approximately 615,190 square feet with an average vacancy rate of 16.8% and an average lease rate of $31.70. In 2011, there was positive net absorption of 10,582 square feet in the Capital Center submarket. The appraiser identified eight Class A office properties located within Providence that serve as a competitive set for the property. The properties range from 134,949 to 390,000 square feet and were constructed between 1927 and 2009. The competitive set has a weighted average occupancy rate of 93.5%

The Sponsor. The loan’s sponsors and nonrecourse carve-out guarantors are expected to be Brandon Kelly and Scott Kelly of R.J. Kelly, a Massachusetts-based developer and manager of commercial real estate. Brandon Kelly is the President and CEO of R.J. Kelly and Scott Kelly is the Senior Vice President. The borrower is expected to be owned by a joint venture comprised of entities affiliated with R.J. Kelly (10%) and Independencia S.A. (“Independencia”). Independencia is a Chilean real estate investment fund that has a portfolio of approximately 23 U.S. commercial real estate investments including several properties in the greater Boston area.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 9 – Interventure Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type - Subtype:	Industrial - Various
% of Pool by IPB:	TBD	Net Rentable Area:	788,292
Loan Purpose:	Refinance	Location:	Various, OH
Borrower:	Cleveland Owner Corp.	Year Built/Renovated:	Various / N/A
Sponsor:	Prism Industrial Holdings LLC	Occupancy(1):	90.4%
Interest Rate:	5.59400%	Occupancy Date:	1/1/2012
Note Date:	3/12/2012	Number of Tenants(1):	5
Maturity Date:	4/1/2022	2009 NOI:	$3,779,964
Interest-only Period:	None	2010 NOI:	$3,755,840
Original Term:	120 months	2011 NOI:	$3,514,549
Original Amortization:	300 months	UW Economic Occupancy:	90.0%
Amortization Type:	Balloon	UW Revenues:	$4,156,484
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$1,058,122
Lock Box:	Hard	UW NOI:	$3,098,362
Additional Debt:	No	UW NCF:	$2,829,670
Additional Debt Balance:	N/A	Appraised Value:	$41,500,000
Additional Debt Type:	N/A	Appraisal Date:	1/5/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$38
Taxes:	$184,271	$62,318	N/A	Maturity Date Loan/SF:	$29
Insurance:	$8,515	$1,064	N/A	Cut-off Date LTV:	72.3%
Replacement Reserves:	$6,575	$6,575	N/A	Maturity Date LTV:	55.2%
TI/LC:	$16,667	$16,667	N/A(2)	UW NCF DSCR:	1.27x
Other(3)(4):	$1,903,473	$16,667	N/A(2)	UW NOI Debt Yield:	10.3%

(1) Occupancy and Number of Tenants includes aNETorder, Inc. who recently went dark at the property. aNETorder, Inc. has notified the borrower that it intends to remain in compliance with its obligations under the lease.
(2) The TI/LC and Other Escrows and Reserves caps are subject to change based upon the occurrence of events outlined in the loan documents.
(3) The Initial Other Escrows and Reserves represents (i) aNETorder, Inc. reserve of $1,700,000, (ii) upfront deferred maintenance reserve of $186,806 and (iii) the initial deposit to the debt service reserve of $16,667.
(4) The Other Monthly Escrows and Reserves represent the debt service reserve.

The Loan. The $30.0 million Interventure Industrial Portfolio loan is secured by first mortgage liens on four industrial properties totaling approximately 788,292 square feet located in suburban Cleveland, Ohio. The loan proceeds, along with the borrower’s equity contribution of approximately $5.0 million, were used to refinance net debt of $32.2 million, fund upfront reserves of approximately $2.1 million and pay closing costs of $654,141. The loan is structured as a Shari’ah compliant loan to comply with Islamic law. Interventure Advisors LP (“Interventure”) is acting as advisor for the borrower and nonrecourse carve-out guarantor, Prism Industrial Holdings LLC. Interventure, launched in 2010, is a privately held advisory firm headquartered in New York City that manages approximately 26 million square feet of office, warehouse, industrial and residential properties across the United States.

The Properties. The Interventure Industrial Portfolio consists of four properties totaling approximately 788,292 square feet, with uses consisting of warehouse/distribution and flex, and are all located in Ohio. Three of the properties are located within a three mile radius of each other in Strongsville, Ohio, approximately 25 miles southwest of Cleveland, and the fourth property is located in Solon, Ohio, approximately 21 miles southeast of Cleveland. The properties were constructed between 1989 and 2005 and individually range in size from 142,052 to 246,140 square feet. The properties are 90.4% leased and 77.7% occupied by four tenants. The Fountain Parkway property is 100.0% occupied by Arrow Electronics, Inc., a provider of electronic components to industrial and commercial users, who has a lease expiration of January 31, 2016. The Westwood Drive property is 100.0% occupied by Archway SCM, a provider of outsourced marketing supply chain services, who has a lease expiration of July 31, 2016. One of the properties, Morgan Court, is currently unoccupied. The sole tenant at the property, aNETorder, Inc., which leases 99,875 of the 175,500 square feet, recently went dark at the property. aNETorder, Inc. has lease expirations of February 28, 2014 for 27.8% of the net rentable area and July 31, 2016 for 29.1% of the net rentable area. Despite the fact that it is no longer in occupancy, aNETorder, Inc. has informed the borrower that it intends to remain in compliance with its obligations under the lease. At closing the borrower escrowed $1.7 million, which represents the remaining rent and reimbursement payments due through expiration under aNETorder Inc.’s lease. The borrower may obtain disbursements from the escrow upon satisfaction of conditions set forth in the loan documents.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 9 – Interventure Industrial Portfolio

Historical and Current Occupancy
2009	2010	2011	Current(1)
100.0%	90.4%	90.4%	90.4%
(1)	Current Occupancy is as of January 1, 2012 and includes aNETorder, Inc. who recently went dark at the property. aNETorder, Inc. has notified the borrower that it intends to remain in compliance with its obligations under the lease.

Property Summary
Property	Property Subtype	Location	Allocated Loan Amount	Net Rentable Area (SF)	% Leased	Occupancy	Year Built
Fountain Parkway	Flex	Solon, Ohio	$10,843,373	224,600	100.0%	100.0%	1998
Westwood Drive	Warehouse/Distribution	Strongsville, Ohio	9,397,590	246,140	100.0%	100.0%	1989
Morgan Court	Flex	Strongsville, Ohio	5,349,398	175,500	56.9%(1)	0.0%	2005
Commerce Drive	Warehouse/Distribution	Strongsville, Ohio	4,409,639	142,052	100.0%	100.0%	2002
Total/Weighted Average			$30,000,000	788,292	90.4%	77.7%
(1) Sole tenant at Morgan Court, aNETorder, Inc., recently went dark. aNETorder, Inc. has notified the borrower that it intends to remain in compliance with its obligations under the lease.

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Type	Lease Expiration Date
Archway SCM	Westwood Drive	NA / NA / NA	246,140	31.2%	$3.90	NN(3)	7/31/2016(4)
Arrow Electronics, Inc.	Fountain Parkway	Baa3 / BBB- / BBB-	224,600	28.5%	$7.46	NNN	1/31/2016
Keefe Supply Company	Commerce Drive	NA / NA / NA	100,172	12.7%	$3.75	NNN	11/30/2016
aNETorder, Inc.(5)	Morgan Court	NA / NA / NA	99,875	12.7%	$4.58	NNN	7/31/2016(6)
Magna Seating of America	Commerce Drive	NA / BBB+ / NA	41,880	5.3%	$5.15	NNN	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Tenant is responsible for all common area maintenance and insurance expenses but only pays taxe expenses above the amount paid in the base year of the lease.
(4) Archway has the right to terminate its lease on or after July 31, 2014 with nine months notice.
(5) aNETorder, Inc. recently went dark at the property. aNETorder, Inc. has notified the borrower that it intends to remain in compliance with its obligations under the lease.
(6) aNETorder, Inc. has multiple leases at the property and the lease expiration date listed above reflects the expiration date of the largest space that aNETorder, Inc. occupies. In total, aNETorder, Inc. has 51,000 square feet expiring on 7/31/2016 and 48,875 square feet expiring on 2/28/2014.

The Market. The Fountain Parkway property is located in Solon, Ohio which, according to the appraiser, is located in the Solon/Glenwillow submarket, which has a current industrial vacancy of 8.0% with asking rents ranging from $2.45 to $6.00 per square foot. The three remaining properties are located in Strongsville, Ohio and, according to the appraiser, are in the Strongsville submarket, which has a current industrial vacancy rate of 5.0% with current asking rents ranging from $2.50 to $6.50 per square foot.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$27,750,000	Title:	Fee
Cut-off Date Principal Balance:	$27,688,515	Property Type - Subtype:	Mixed Use – Office / Flex
% of Pool by IPB:	TBD	Net Rentable Area:	294,153
Loan Purpose:	Acquisition	Location:	Vernon Hills, IL
Borrower:	PWA Continental Executive Parke, LP	Year Built/Renovated:	1990, 1999-2001 / 2008-2010
		Occupancy:	93.6%
Sponsor:	John M. Schneider	Occupancy Date:	1/1/2012
Interest Rate:	5.45000%	Number of Tenants:	6
Note Date:	1/26/2012	2009 NOI:	$2,042,924
Maturity Date:	2/1/2022	2010 NOI:	$2,355,871
Interest-only Period:	None	2011 NOI(1):	$2,654,255
Original Term:	120 months	UW Economic Occupancy:	85.0%
Original Amortization:	360 months	UW Revenues:	$4,545,401
Amortization Type:	Balloon	UW Expenses:	$1,694,641
Call Protection:	L(25),Grtr1%orYM(94),O(1)	UW NOI:	$2,850,759
Lock Box:	CMA	UW NCF:	$2,482,361
Additional Debt:	No	Appraised Value:	$37,100,000
Additional Debt Balance:	N/A	Appraisal Date:	12/14/2011
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$94
Taxes:	$361,965	$60,328	N/A	Maturity Date Loan/SF:	$79
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.6%
Replacement Reserves:	$4,903	$4,903	N/A	Maturity Date LTV:	62.4%
TI/LC:	$36,770	$36,770	$1,323,720	UW NCF DSCR:	1.32x
Other(2):	$156,359	$0	N/A	UW NOI Debt Yield:	10.3%

(1) 2011 NOI represents year-to-date annualized through November 30, 2011.
(2) The Initial Other Escrows and Reserves represents the free rent reserve. Wonderlic is currently paying 50% abated rent through January 2013, at which point it commences paying full rent.

Loan Summary. The Continental Executive Parke loan has an outstanding balance of approximately $27.69 million and is secured by first mortgage liens on four buildings located in Vernon Hills, Illinois. The original $27.75 million first mortgage loan, along with borrower equity of approximately $9.0 million and credits of $804,000, was used to finance the acquisition of Continental Executive Parke for $36.50 million and pay for upfront reserves and closings costs of $1.1 million. The borrower is owned by affiliates of Private Wealth Advisors (“PWA”), a Pittsburgh-based private company specializing in asset management and financial planning for high net worth individuals. PWA was founded by the Continental Executive Parke nonrecourse carve-out guarantor, John M. Schneider, and currently has in excess of $800 million in total assets under management.

The Property.  The four buildings were constructed between 1990 and 2001 and range from 44,336 square feet to 101,353 square feet. The buildings are situated within the larger Continental Executive Business Parke, a two million square office/industrial park that provides tenants with immediate access to I-94, the main thoroughfare serving Chicago’s central business district. The collateral is currently 93.6% occupied and is leased to six tenants. Individual buildings may not be released from the collateral.

The loan is structured with ongoing collections for TI/LCs of $36,770 per month subject to an initial cap of approximately $1.3 million. If Baxter Credit Union and/or CDW Corp do not exercise its respective lease extensions 12-months prior to its respective expiration dates, or if either tenant vacates or abandons its respective lease premises, the loan will begin to sweep all excess cash flow into a specific tenant reserve. In addition, if either Parkson Corporation or Mercury Insurance Services exercise the early termination option in their respective leases, the termination fees paid to the borrower will be deposited with the lender as a lease termination reserve.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 20

These materials are preliminary in nature and are expected to change prior to the time of sale of any related securities, and as such are subject to modification, completion or amendment from time to time. Prospective investors will need to review updated information expected to be delivered in subsequent structural and collateral term sheets.
JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

Building Summary
Building	Building Type – Subtype	Net Rentable Area (Square Feet)	Occupancy	Year Built	Type	Largest Tenant	Largest Tenant Expiration Date
CEP IV	Office – Suburban	101,353	100.0%	2001	Single-tenant	Baxter Credit Union	4/30/2020
CEP III	Office – Suburban	75,444	100.0%	2000	Single-tenant	CDW Corp	2/29/2016
CEP II	Industrial – Flex	73,020	99.0%	1990	Multi-tenant	Parkson Corporation	4/30/2018
CEP I	Office – Suburban	44,336	59.0%	1999	Multi-tenant	Wonderlic	12/31/2018
Total/Weighted Average		294,153	93.6%

Historical and Current Occupancy
2009	2010	2011	Current(1)
74.2%	79.4%	93.6%	93.6%
(1)	Current Occupancy is as of January 1, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Baxter Credit Union	NA / NA / NA	101,353	34.5%	$15.48	04/30/2020
CDW Corp	B2 / B / NA	75,444	25.6%	$13.73	02/29/2016
Parkson Corporation(3)	NA / NA / NA	39,803	13.5%	$7.00	04/30/2018
Wonderlic	NA / NA / NA	26,116	8.9%	$13.06	12/31/2018
Mercury Insurance Services(3)	NA / NA / A	23,654	8.0%	$10.00	04/30/2018
R.A. Pearson Co	NA / NA / NA	9,038	3.1%	$12.00	02/28/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Parkson Corporation may terminate its lease any time after June 2013 and Mercury Insurance Services has a termination option in August 2015.

The Market.  Continental Executive Parke is located within the Central Northwest office submarket, which is part of the Chicago MSA. The area immediately surrounding the collateral is a high income suburb of Chicago, predominantly consisting of high net worth single family households. As of 2011, population and median household income were approximately 49,262 and $95,645 within a three-mile radius, respectively, and 135,458 and $96,455 within a five-mile radius, respectively. As of year-end 2011, the Central Northwest submarket had an overall inventory of approximately 5.9 million square feet of which 1.5 million square feet or 25.4% were Class A properties. During the same period, the submarket reported a vacancy of 11.6% and a quoted rental rate of $18.75 per square foot. In addition, total absorption and completed construction within the submarket were 65,681 square feet and 24,341 square feet, respectively. Rents at the properties currently range from $7.00 per square foot (flex space) to $15.48 per square foot.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 20